UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010 (May 19, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

1.01

Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item

2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2010, Inland Diversified Shreveport Regal Court L.L.C., a wholly owned subsidiary of Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”) and the owner of Regal Court, entered into a loan with JPMorgan Chase Bank, N.A. for $30.4 million, secured by a first mortgage on Regal Court.  The loan bears interest at a fixed rate not to exceed 5.80% per annum.  The loan matures on June 1, 2015 and requires the borrower to make monthly payments of principal and interest through the maturity date.  The loan may be prepaid only on or after the second anniversary of the first payment date, and subject to a prepayment premium, or at any time during the last three months of the term without any prepayment premium.  In addition, provided that no default or event of default has occurred and is continuing, a portion of the principal balance may be prepaid on or before October 1, 2010, without penalty, so long as the resulting principal balance after the prepayment will equal $23.9 million.  If the loan is prepaid in this manner, the interest rate will be reduced to 5.30% per annum and the required monthly payments will become interest only.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and indemnities, including indemnification for losses arising out of certain environmental issues at the Regal Court property, and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default, including, among others: the failure to timely pay principal and interest; the failure to timely pay taxes; a breach of the representations or warranties contained in the loan documents; and any assignment for the benefit of creditors or an adjudication of bankruptcy or insolvency. If an event of default occurs under the loan, the lender may, among other things, declare the entire outstanding balance of the loan to be immediately due and payable.

We have guaranteed the payment of amounts equal to any losses, costs or damages, including attorneys’ fees, incurred by the lender as a result of, among other things, fraud or intentional misrepresentations by the borrower or us, the gross negligence or willful misconduct of the borrower or us, material waste of the property or breach of any environmental representations or warranties.  In addition, we have guaranteed the entire amount of the debt under certain circumstances, including, without limitation, the borrower filing a bankruptcy petition.  Pursuant to this guaranty, the lender is under no obligation to pursue its rights against the borrower or any of its collateral before pursuing its rights against us.

Certain of the loan documents are being filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, hereto, each of which is incorporated into this Item 2.03 disclosure by reference.

Item

9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of May 11, 2010 by and between Inland Diversified Shreveport Regal Court, L.L.C. and JPMorgan Chase Bank, N.A

10.2	Promissory Note, made as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. to JPMorgan Chase Bank, N.A.

10.3	Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. to JPMorgan Chase Bank, N.A.

10.4	Guaranty Agreement, dated as of May 19, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, N.A.

10.5	Environmental Indemnity Agreement, dated as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. in favor of JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	May 24, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of May 11, 2010 by and between Inland Diversified Shreveport Regal Court, L.L.C. and JPMorgan Chase Bank, N.A

10.2	Promissory Note, made as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. to JPMorgan Chase Bank, N.A.

10.3	Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. to JPMorgan Chase Bank, N.A.

10.4	Guaranty Agreement, dated as of May 19, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, N.A.

10.5	Environmental Indemnity Agreement, dated as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. in favor of JPMorgan Chase Bank, N.A.

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